Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Moriah Shilton	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Third Quarter 2019 Results

Sacramento, CA, November 7, 2019 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, reported its financial results for the three and nine months ended September 30, 2019.

Neil Koehler, Pacific Ethanol’s president and CEO, stated, “Positive ethanol production margins in the current market are supporting our efforts to conclude several strategic initiatives to strengthen our balance sheet and position the company to benefit from increased demand for low carbon, high octane ethanol. We are confident that the final rule for the 2020 Renewable Fuel Standard blending requirements will result in greater ethanol use in the domestic market, and resolution of trade disputes will bolster export demand, putting our company and the industry back on a growth trajectory.”

Financial Results for the Three Months Ended September 30, 2019 Compared to 2018

●	Net sales were $365.2 million, compared to $370.4 million.
●	Total gallons sold of 210.3 million, compared to 212.2 million.
●	Total production gallons sold of 130.1 million, compared to 139.9 million.
●	Cost of goods sold was $380.0 million, compared to $366.6 million.
●	Gross loss was $14.8 million, compared to gross profit of $3.8 million.
●	Selling, general and administrative expenses were $8.7 million, compared to $9.0 million.
●	Operating loss was $23.5 million, compared to $5.2 million.
●	Loss available to common stockholders was $27.6 million, or $0.58 per share, compared to a loss of $7.8 million, or $0.18 per share.
●	Adjusted EBITDA of negative $12.4 million, compared to positive $6.3 million.

●	Cash and cash equivalents were $18.9 million at September 30, 2019, compared to $26.6 million at December 31, 2018.

Financial Results for the Nine Months Ended September 30, 2019 Compared to 2018

●	Net sales were $1.1 billion, compared to $1.2 billion.
●	Cost of goods sold was $1.1 billion, compared to $1.2 billion.
●	Gross loss was $13.1 million, compared to a gross profit of $5.9 million.
●	Selling, general and administrative expenses were $23.6 million, compared to $27.2 million.
●	Operating loss was $36.8 million, compared to $21.3 million.
●	Loss available to common stockholders was $48.8 million, or $1.04 per share, compared to a loss of $29.2 million, or $0.68 per share.
●	Adjusted EBITDA of negative $3.6 million, compared to positive $12.9 million.

Third Quarter 2019 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time on Friday, November 8, 2019. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks via webcast followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 9289475. If you are unable to participate in the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Friday, November 8, 2019 through 11:59 p.m. Eastern Time on Friday, November 15, 2019. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 9289475.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates nine production facilities, four in the Western states of California, Oregon and Idaho, and five in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 605 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and alcohol products for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning future market conditions, including the supply of and domestic and international demand for ethanol and co-products; future margins; the anticipated outcome of Pacific Ethanol’s strategic initiatives; effects of the final rule for the 2020 Renewable Fuel Standard blending requirements; resolution of trade disputes between the United States and China; and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products and high-quality alcohols; export conditions and international demand for ethanol and co-products, including the failure of a resolution of United States trade disputes with China; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs, such as corn and natural gas; and the ability of Pacific Ethanol to timely and successfully execute on its strategic initiatives. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws, regulations and governmental policies, including an unfavorable final rule for the 2020 Renewable Fuel Standard blending requirements; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on August 7, 2019.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$365,160	$370,407	$1,067,264	$1,180,956
Cost of goods sold	379,976	366,639	1,080,398	1,175,099
Gross profit (loss)	(14,816)	3,768	(13,134)	5,857
Selling, general and administrative expenses	8,687	8,970	23,630	27,183
Loss from operations	(23,503)	(5,202)	(36,764)	(21,326)
Interest expense, net	(5,163)	(4,193)	(15,014)	(12,875)
Other income (expense), net	(407)	91	254	233
Loss before benefit for income taxes	(29,073)	(9,304)	(51,524)	(33,968)
Benefit for income taxes	—	—	—	(563)
Consolidated net loss	(29,073)	(9,304)	(51,524)	(33,405)
Net loss attributed to noncontrolling interests	1,747	1,790	3,662	5,142
Net loss attributed to Pacific Ethanol, Inc.	$(27,326)	$(7,514)	$(47,862)	$(28,263)
Preferred stock dividends	$(319)	$(319)	$(946)	$(946)
Net loss available to common stockholders	$(27,645)	$(7,833)	$(48,808)	$(29,209)
Net loss per share, basic and diluted	$(0.58)	$(0.18)	$(1.04)	$(0.68)
Weighted-average shares outstanding, basic and diluted	47,777	43,299	47,030	43,171

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2019	2018
Current Assets:
Cash and cash equivalents	$18,921	$26,627
Accounts receivable, net	69,297	67,636
Inventories	62,509	57,820
Prepaid inventory	3,191	3,090
Other current assets	8,018	13,631
Total current assets	161,936	168,804
Property and equipment, net	442,810	482,657
Other Assets:
Right of use operating lease assets, net	38,791	—
Intangible assets	2,678	2,678
Other assets	6,645	5,842
Total other assets	48,114	8,520
Total Assets	$652,860	$659,981

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2019	2018
Current Liabilities:
Accounts payable – trade	$47,068	$48,176
Accrued liabilities	18,614	23,421
Current portion – operating leases	6,925	—
Current portion – long-term debt	144,543	146,671
Derivative instruments	3,619	6,309
Other current liabilities	7,662	7,282
Total current liabilities	228,431	231,859

Long-term debt, net of current portion	98,673	84,767
Operating leases, net of current portion	30,323	—
Other liabilities	22,918	23,990
Total Liabilities	380,345	340,616

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2019 and December 31, 2018 Series B: 927 shares issued and outstanding as of September 30, 2019 and December 31, 2018	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 49,783 and 45,771 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	50	46
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Additional paid-in capital	937,795	932,179
Accumulated other comprehensive loss	(2,459)	(2,459)
Accumulated deficit	(678,808)	(630,000)
Total Pacific Ethanol, Inc. Stockholders’ Equity	256,579	299,767
Noncontrolling Interests	15,936	19,598
Total Stockholders’ Equity	272,515	319,365
Total Liabilities and Stockholders’ Equity	$652,860	$659,981

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2019	2018	2019	2018
Net loss attributed to Pacific Ethanol	$(27,326)	$(7,514)	$(47,862)	$(28,263)
Adjustments:
Interest expense*	5,163	4,070	15,014	12,643
Benefit for income taxes	—	—	—	(563)
Depreciation and amortization expense*	9,751	9,711	29,232	29,100
Total adjustments	14,914	13,781	44,246	41,180
Adjusted EBITDA	$(12,412)	$6,267	$(3,616)	$12,917

*	Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2019	2018	2019	2018
Production gallons sold (in millions)	130.1	139.9	365.6	425.1
Third party gallons sold (in millions)	80.2	72.3	258.3	247.2
Total gallons sold (in millions)	210.3	212.2	623.9	672.3

Total gallons produced (in millions)	124.2	138.7	368.0	424.1
Production capacity utilization	82%	91%	81%	94%

Average ethanol sales price per gallon	$1.61	$1.60	$1.59	$1.61
Average CBOT ethanol price per gallon	$1.41	$1.35	$1.38	$1.41

Corn cost – CBOT equivalent	$3.85	$3.63	$3.80	$3.67
Average basis	0.47	0.21	0.42	0.26
Delivered cost of corn	$4.32	$3.84	$4.22	$3.93

Total co-product tons sold (in thousands)	720.4	773.2	2,096.0	2,365.2
Co-product return % (1)	30.9%	35.8%	35.1%	36.2%

(1)	Co-product revenue as a percentage of delivered cost of corn.